                  [LETTERHEAD OF BAXTER INTERNATIONAL INC.]
                                                                     EXHIBIT 5.1


                                                                  March 13, 1998



To:      Board of Directors of
         Baxter International Inc.
         One Baxter Parkway
         Deerfield, IL  60015

           Re:     Baxter International Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

         I have acted as general counsel to Baxter International Inc., a Delaware corporation ("Baxter"), in connection with the offering by Baxter of up to (i) 5,412,225 shares (the "Baxter Shares") of Common Stock, par value $1 per share, of Baxter (the "Baxter Common Stock") and (ii) 23,979,162 Contingent Payment Rights ("CPRs") pursuant to the Agreement and Plan of Merger, dated as of February 23, 1998 (the "Merger Agreement"), by and among Baxter, RHB1 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Baxter, and Somatogen, Inc., a Delaware corporation ("Somatogen").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration
Statement on Form S-4 (File No. 333-        ) as filed with the Securities and
Exchange Commission (the "Commission") on March 13, 1998 under the Act (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the Merger Agreement, filed as an exhibit to the Registration Statement; (iii) the form of Contingent Payment Rights Agreement (the "CPR Agreement"), to be entered into by and between Baxter and First Trust National Association, a national association (the "Trustee"),

Board of Directors of
Baxter International Inc.
March 13, 1998
Page 2

incorporated by reference in the Registration Statement; (iv) a specimen certificate representing the Baxter Common Stock; (v) a specimen certificate representing the CPRs (the "CPR Certificate"); (vi) the Restated Certificate of Incorporation of Baxter, as presently in effect; (vii) the By-Laws of Baxter, as presently in effect; and (viii) certain resolutions of the Board of Directors of Baxter relating to the transactions contemplated by the Merger Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of Baxter and such agreements, certificates of public officials, certificates of officers or other representatives of Baxter and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than Baxter, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Baxter and others.

         I do not express any opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that when
(i) the Merger becomes effective under applicable law; and (ii) certificates representing the Baxter Common Stock in the form of the specimen certificates examined by me have been properly signed by an authorized officer of the transfer agent and registrar for the Baxter Common Stock and registered by such transfer agent and registrar in the

Board of Directors of
Baxter International Inc.
March 13, 1998
Page 3




names of the stockholders of Somatogen, and delivered to the Exchange Agent (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, (iii) when the CPR Agreement is duly authorized, executed and delivered by the Trustee and executed by a proper officer of Baxter and (iv) the CPR Certificates in the form of the specimen certificate examined by me have been properly executed by the Trustee and delivered to the Exchange Agent in accordance with the terms of the Merger Agreement, (a) the issuance and sale of the Baxter Shares and the CPRs will have been duly authorized, (b) the Baxter Shares will be validly issued, fully paid and non-assessable, (c) the CPR Agreement will be a valid and binding agreement of Baxter, enforceable in accordance with its terms except the enforceability thereof may be limited by
(1) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, (2) the general principles of equity (whether enforcement is considered at law or in equity) and (3) the discretion of a court considering enforcement thereof and (d) the CPRs will be valid and binding obligations of Baxter, enforceable in accordance with their terms except the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, (2) the general principles of equity (whether enforcement is considered at law or in equity) and (3) the discretion of a court considering enforcement thereof.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Thomas J. Sabatino, Jr.
                                        ----------------------------
                                        Thomas J. Sabatino, Jr.
                                        General Counsel





                                       3